NIMIKORO CHIEFDOM

Njaiama Nimikoro Town
Kono District

Ridgeback Mining
28J Fudia Terrace
Off Spur Loop
Freetown

2nd October, 2010

Dear Tom,

DIAMOND & GOLD MINING CONCESSIONS ALLOCATED TO RIDGEBACK MINING LTD.

Thank you very much for your interest in my chiefdom.

I hereby grant your Company, Ridgeback Mining Twenty Five (25) acres of Diamond and Gold mining lands in the Nimikoro Chiefdom, Kono District, Sierra Leone.

These lands are known to be very productive and have been reserved for the development of the Chiefdom and its community.

We welcome you to start mining operations as soon as all necessary arrangements have been completed.

We have more virgin and productive lands available should you need to expand or require more mining concessions.

The entire Chiefdom welcomes and supports your Company's operation.

Kind regards,

2/10/10

Alan Bendoh Bona
Paramount Chief
Nimikoro Chiefdom


950500
950000
949500
270500
271000
NYAMUNDU
RG01
RG03
RG05
RG06
RG07
RG08
RG09
RG10
RG11
RG13
RG14
GBOBORA STREAM
FAYI STREAM

BOUNDARY CORNER PEGS
COORDINATES ARE

CODES	X	Y
RG01	270992	949421
RG02	270840	949443
RG03	270810	949410
RG04	270792	949334
RG05	270741	949298
RG06	270628	949404
RG07	270457	949609
RG08	270647	950328
RG09	270741	950338
RG10	270790	950302
RG11	270788	950041
RG12	270971	950028
RG13	270950	949946
RG14	270954	949712

RIDGEBACK MINING COMPANY LTD

28 FUDIA TERRACE, OFF SPUR RD. F/T
MINING LEASE LAND LOCATED IN NYAMUNDU BUSH, NJAIAFEH SECTION, NIMIKORO CHIEFDOM. KONO DISTRICT. BOUNDARY SHOWN RED. AREA =87ACRES

Measurement Based On UTM-29 (WGS 84) Grid System
Bearings-true Geographic North
SCALE = 1:5 000 (on A4 Landscape)

0 200m 400m

N W E S